SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2006
LOUDEYE CORP.
(Exact name of Registrant as specified in its charter)

Delaware	0-29583	91-1908833
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1130 Rainier Avenue South
Seattle, Washington	98144
(Address of principal executive offices)	(Zip Code)
(206) 832-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously reported, on August 7, 2006, Loudeye Corp., Nokia Inc., and Loretta Acquisition Corporation, a wholly-owned subsidiary of Nokia, entered into an Agreement and Plan of Merger.
     On August 7, 2006, Loudeye’s board of directors approved a Retention Plan which provides for an aggregate of $600,000 in retention payments to seven employees (including Ed Averdieck, an executive officer) in the event the Loudeye-Nokia merger is consummated. Under the retention plan, payments would be made 50% upon closing of the Loudeye-Nokia transaction, and 50% on the one year anniversary of closing, in each case so long as the applicable individual remains employed by Loudeye or Nokia. Payments to an employee under the plan are accelerated if the employee is terminated without cause. Subject to satisfying the terms and conditions of the retention plan, Mr. Averdieck is entitled to receive aggregate payments of $168,000 under the plan.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Loudeye has agreed to file a proxy statement in connection with the proposed merger with Nokia under the Merger Agreement, which will be mailed to Loudeye stockholders. Investors and Loudeye’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by Loudeye with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Loudeye by going to Loudeye’s corporate website at www.loudeye.com or by contacting: Investor Relations, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144.
     Loudeye and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that Loudeye’s officers and directors have in the Merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock as of March 1, 2006 is also set forth in the Schedule 14A filed by Loudeye on May 10, 2006 with the SEC with respect to Loudeye’s 2006 annual stockholders meeting. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 9, 2006

Loudeye Corp.
By:	/s/ MICHAEL A. BROCHU
Michael A. Brochu
President and Chief Executive Officer